Exhibit 99.2

FOR IMMEDIATE RELEASE	NASDAQ symbol: NVAX

NOVAVAX RAISES $4,000,000 IN EQUITY OFFERING
- PARTNERING FOR ESTRASORB CONTINUES TO PROGRESS -

Malvern, PA, July 5, 2005 - Novavax, Inc. (Nasdaq: NVAX), a specialty biopharmaceutical company, today announced that it has completed a financing resulting in gross proceeds of $4,000,000. Novavax issued 4,000,000 shares of its common stock at a price of $1.00 per share, under the agent-led offering. The shares were issued under a shelf registration statement previously filed with and declared effective by the U.S. Securities and Exchange Commission. The net proceeds of the transaction will be used for product development and working capital purposes.

“We believe this financing, together with a customary upfront payment from a possible ESTRASORB® partnership agreement, will assist Novavax in advancing the development of our drug delivery and biological technology pipelines,” said Nelson M. Sims, President and CEO of Novavax. “We are encouraged that the development of our pipeline remains ahead of schedule, as evidenced by the recent positive preclinical results for both hormone and non-hormone compounds. This financing, with participation from sophisticated life-science investors that represent new shareholders, will allow us to strengthen our cash position and accelerate our research programs.”

Novavax has successfully applied its micellar nanoparticle (MNP) technology to commercialize ESTRASORB and complete Phase I trials for Androsorb TM . On May 24 and June 8, 2005, Novavax announced that it had completed preclinical testing on seven new product candidates using its proprietary MNP technology. The Company expects to file Investigational New Drug Applications for two of these drug candidates before the end of 2005.

About Micellar Nanoparticle (MNP) Technology
Micellar nanoparticles are oil and water nanoemulsions that allow systemic drug delivery through topical application. MNP technology is the basis for ESTRASORB, marketed as a topical emulsion that delivers estrogen in a lotion-like formulation for the management of moderate to severe vasomotor symptoms in postmenopausal women. MNP technology has also been successfully applied in the development of Androsorb, which has completed Phase I trials as a topical testosterone replacement therapy.

About Novavax, Inc.
Novavax, Inc. is a specialty biopharmaceutical company focused on the research, development and commercialization of products utilizing its proprietary drug delivery and biological technologies for large and growing markets. Novavax currently markets and distributes a line of prescription pharmaceutical products and prenatal vitamins.

Statements made in this press release that state Novavax’s or management’s intentions, hopes, beliefs, expectations, or predictions of the future are forward-looking statements. Forward-looking statements include but are not limited to statements regarding usage of cash, product sales, future product development and related clinical trials and future research and development, including FDA approval. Novavax’s actual results could differ materially from those expressed in such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from those expressed or implied by such forward-looking statements. Such factors include, among other things, the following: general economic and business conditions; ability to enter into future collaborations with industry partners, including an ESTRASORB ® licensing agreement; competition; unexpected changes in technologies and technological advances; ability to obtain rights to technology; ability to obtain and enforce patents; ability to commercialize and manufacture products; ability to establish and maintain commercial-scale manufacturing capabilities; results of clinical studies; progress of research and development activities; business abilities and judgment of personnel; availability of qualified personnel; changes in, or failure to comply with, governmental regulations; the ability to obtain adequate financing in the future through product licensing, co-promotional arrangements, public or private equity financing or otherwise; and other factors referenced herein. Additional information is contained in Novavax’s annual report on Form 10K for the year ended December 31, 2004 and quarterly report on Form 10Q for the quarter ended March 31, 2005, incorporated herein by reference. Statements made herein should be read in conjunction with Novavax’s annual and quarterly reports filed with the SEC. Copies of these filings may be obtained by contacting Novavax at 508 Lapp Road, Malvern, PA 19355 Tel 484-913-1200 or the SEC at www.sec.gov.

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For further information:
INVESTOR RELATIONS
Nelson M. Sims, President and CEO
Rita Freedman, Manager Investor Relations
Novavax Inc.
Tel: (484) 913-1200
Email: rfreedman@novavax.com